Exhibit 99.(j)

[Letterhead of KPMG]

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

The Prudential Series Fund:

We consent to the incorporation by reference, in this registration statement, of our reports dated February 21, 2006 and February 24, 2006 on the statements of assets and liabilities of The Prudential Series Fund, Inc. (comprised of the Conservative Balanced Portfolio, Diversified Bond Portfolio, Equity Portfolio, Flexible Managed Portfolio, Global Portfolio, Government Income Portfolio, High Yield Bond Portfolio, Jennison Portfolio, Money Market Portfolio, Natural Resources Portfolio, Small Capitalization Stock Portfolio, Stock Index Portfolio, Value Portfolio, SP Aggressive Growth Asset Allocation Portfolio, SP AIM Core Equity Portfolio, SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, SP Davis Value Portfolio, SP Growth Asset Allocation Portfolio, SP Large Cap Value Portfolio, SP LSV International Value Portfolio, SP Mid-Cap Growth Portfolio, SP PIMCO High Yield Portfolio, SP PIMCO Total Return Portfolio, SP Prudential U.S. Emerging Growth Portfolio, SP Small Cap Growth Portfolio, SP Small Cap Value Portfolio, SP Strategic Partners Focused Growth Portfolio, SP T. Rowe Price Large Cap Growth Portfolio, and SP William Blair International Growth Portfolio, Diversified Conservative Growth Portfolio and Jennison 20/20 Focus Portfolio, hereafter collectively referred to as the “Funds”), including the portfolios of investments as of December 31, 2005, the related statements of operations for the year then ended and the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP
New York, New York
April 28, 2006